Consulting Services Letter Agreement

                                                                  August 2, 2001

Mr.  Carl  E.  Dilley
President,  E-Rex,  Inc.
11645  Biscayne  Boulevard,  Suite  210
Miami,  Florida  33181-3138

Dear  Carl:

This is an agreement where under I will offer technical consulting services to E-Rex, Inc. (referred to herein as Erex).

I will offer the following consulting services and support for Erex as it moved forward with its product known as the Dragonfly:

     A. I will act as a Senior Technology and Network Systems Consultant for Erex and assist it and its representatives with the following issues:

     1. I will assist Erex in designing its network architecture for wireless data flow to and from mobile Dragonfly units to Erex hosted back-end or customer centric systems as required.

     2. I will assist in designing and recommending complete "end-to-end" solutions where:

          i) Erex fully hosts the connectivity and back-end systems for Dragonfly connectivity and document transfer.

          ii) Erex hosts a wireless gateway to the Internet and a customer's back-end system.

          iii) Erex provides Dragonfly units and either sells or provides recommendations on software that allows customers to host in-house systems for data transfer.

     3. I will provide recommendations on methods for data transfer of documents and/or filed from the Dragonfly units to back-end systems as required.


     4. I will assist in and recommend software required to create the "end-to-end" solutions for each of the transmission scenarios above. This will include mobile software, as well as any required backend, middleware, transaction, and portal server software.

     5. I will assist Erex by recommending a Security Infrastructure for its network, as well as security options for secure data transmission from the Dragonfly.


     6. I will assist Erex in choosing the necessary hardware infrastructure components and suitable configurations for the Dragonfly.

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     7.   I  will  assist  Erex  in  providing  technical  explanations  to  its customers and investors regarding the potential uses of the Dragonfly and the Erex network as required.

In return for the above services, E-Rex Inc. will pay to me my standard fee of $5,000 U.S. per month. E-Rex Inc. also agrees to cover any reasonable, actual, out-of-pocket operating expenses supported by proper documentation, such as reasonable long distance bills or travel expenses. The initial term will be for duration of 6 months, renewable upon mutual agreement by both parties. I am open to accepting my fee in unrestricted equity of the company.



Sincerely,

Steve  Marinkkovich,  P.Eng.

/s/  S  Marinkovich

                                        AGREED  AND  ACCEPTED:

                                        E-REX,  INC.

                                        By:  /s/  Carl  E.  Dilley
                                             Carl  E.  Dilley,  President


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